                                                                     EXHIBIT 4.3

                 FIRST SUPPLEMENTAL INDENTURE
                 ----------------------------

          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March , 1994, to the INDENTURE, dated as of August 1, 1992, between CONTINENTAL HOMES HOLDING CORP., a Delaware corporation (the "Issuer"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION (for-merly Fidelity Bank, National Association), a national banking association organized and existing under the laws of the United States of America, as trustee hereunder (the "Trustee").

                     W I T N E S S E T H :

          WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an Indenture dated as of August 1, 1992 (the "Indenture") providing for the issuance by the Issuer of up to $75,000,000 in principal amount of its 12% Senior Notes Due August 1, 1999 (the "Securities");

          WHEREAS, the Issuer desires to amend the Indenture as set forth in this First Supplemental Indenture;

          WHEREAS, Section 9.02 of the Indenture provides, among other things, that, subject to certain exceptions not herein relevant, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer and the Trustee may amend or sup-plement the Indenture or the Securities;

          WHEREAS, the Company has received consents to the amendments to the Indenture contained herein (the "Proposed
Amendments") of Holders of at least a majority in aggregate principal amount of the Securities outstanding on the date hereof (the "Requisite Consents"); and

          WHEREAS, all things necessary to make this First Sup-plemental Indenture a valid agreement of the Issuer and the Trustee and a valid amendment of and supplement to the Inden-ture and all of the conditions and requirements set forth in
Section 9.02 of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

          NOW, THEREFORE, the Issuer and the Trustee mutually
covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:
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                          ARTICLE 1.

                    AMENDMENTS TO INDENTURE

          Section 1.1.  Section 1.01 of the Indenture is hereby
          -----------
amended as follows:

          (1)  The definition of "Bank Facility" shall be
                                  -------------
amended by (i) deleting the words "a commitment" in the first line thereof and inserting, in lieu thereof, the words "one or more commitments", and (ii) deleting the words "for working capital or other general corporate purposes" in the third line thereof;

          (2)  The definition of "EBITDA" shall be amended by
                                  ------
inserting the language ", to the extent deducted in calculating
Consolidated Net Income," following the word "plus" in the sec-ond line thereof;

          (3)  The definition of "Permitted Liens" shall be
                                  ---------------
amended by (i) deleting clause (ii) thereof and replacing it in its entirety with the following language:

          "Liens securing a Warehouse Facility, pro-
                                                ---
          vided that such Liens shall not extend to any
          -----
          assets other than the mortgages, promissory notes and other collateral that secures mort-gage loans made by the Company or any of its Subsidiaries;", and

(ii) deleting clauses (xi) and (xii) thereof and replacing them in their entirety with the following language:

          "(xi) Liens with respect to Acquisition Debt;
          provided that such Liens do not extend to any
          --------
          other assets of the Company or the assets of any of the Company's other Subsidiaries;
          (xii) Liens securing Refinancing Debt; pro-vided that such Liens only extend to the assets securing the Debt being refinanced, such refinanced Debt was previously secured, and such Liens do not extend to any other assets of the Company or to the assets of the Company's other Subsidiaries;";

          (4)  The definition of "Subsidiary" shall be amended
                                  ----------
by inserting "(i)" after "Person," in the first line thereof
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and inserting immediately before the period the following
language:

          "or (ii) any partnership or joint venture at least a majority of the voting power of which is at the time directly or indirectly owned by such Person or one or more of the other
          Subsidiaries of that Person, or a combination thereof or successor thereto"; and

          (5)  The definition of "Warehouse Facility" shall be
                                  ------------------
deleted and replaced in its entirety with the following language:

          "'Warehouse Facility' means a Bank Facility
           ------------------
          to finance the making of FHA/VA and conform-ing conventional mortgage loans originated by the Company or any of its Subsidiaries.".


          Section 1.2.  Section 2.02 of the Indenture is hereby
          -----------
amended as follows:

          (1) The first sentence in the fourth paragraph thereof shall be deleted and replaced in its entirety with the following language:

          "The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $110,000,000, upon a written order or orders of the Company signed by two
          Officers or by an Officer and an Assistant
          Treasurer or Assistant Secretary of the Com-pany."; and


          (2) The word "such" shall be inserted in the second sentence of the fourth paragraph thereof after the words "issue of".

          Section 1.3.  The definition of "Permitted Debt" con-
          -----------
tained in Section 4.10 of the Indenture is hereby amended as follows:

          (1) The language in paragraph (b) thereof shall be deleted and replaced in its entirety with the following language:
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          "Debt incurred under or in respect of a Bank
          Facility (including any guarantees related
          thereto) for working capital or general cor-
          porate purposes, Debt evidenced by letters of credit, and guarantees of Debt of the Great
          Singing Hills joint venture in excess of
          amounts committed on the date of the Inden-
          ture and which are Incurred after the date of
          the Indenture; provided that the aggregate
                         --------
          amount of all such Debt outstanding at any time pursuant to this clause (b) may not exceed $30,000,000;";

          (2) The language in paragraph (c) thereof shall be deleted and replaced in its entirety with the following language:

          "Debt incurred under a Warehouse Facility;
          provided that the amount of such Debt
          --------
          (including funding drafts issued thereunder) outstanding at any time pursuant to this clause (c) may not exceed $30,000,000 and the amount of such Debt (excluding funding drafts issued thereunder) may not exceed 98% of the value of the Mortgages available to be pledged to secure Debt thereunder;";

          (3)  The word "the" in the parenthetical in paragraph
(d) thereof shall be replaced with the word "a"; and

          (4)  The number "$500,000" in paragraph (h) thereof
shall be replaced with "$5,000,000".
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                              -5-




                          ARTICLE 2.

                 AMENDMENT TO FORM OF SECURITY
                 -----------------------------

          Section 2.1.  Paragraph 1 of the reverse of the secu-
          -----------
rity is hereby amended by deleting "February 1, 1993" in the second sentence thereof and replacing it with "on the first of such dates following the original issuance hereof."

          Section 2.1.  Paragraph 4 of the reverse of the secu-
          -----------
rity is hereby amended by deleting "$75,000,000" in the fourth sentence thereof and replacing it with "$110,000,000".


                          ARTICLE 3.

                         MISCELLANEOUS


          SECTION 3.1.  Defined Terms.  All capitalized terms
                        -------------
not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

          SECTION 3.2.  Effectiveness of Proposed Amendments.
                        ------------------------------------
The Proposed Amendments contained herein shall become effective upon the execution and delivery of this First Supplemental Indenture by the Trustee and the Issuer.

          SECTION 3.3.  Trustee.  The recitals contained herein
                        -------
shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this First Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby ratified and confirmed.

          SECTION 3.4.  Binding Effect.  This First Supplemen-
                        --------------
tal Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as amended herein, the terms, provisions and covenants of the Indenture shall remain in full force and effect and con-tinue to govern the parties thereto.

          SECTION 3.5.  Counterparts.  This First Supplemental
                        ------------
Indenture may be executed in two or more counterparts, each of
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which shall be deemed original and all of which together will constitute the same agreement, whether or not all parties exe-cute each counterpart.

          SECTION 3.6.  Governing Law.  The laws of the State
                        -------------
of New York, without regard to principles of conflicts of law, shall govern this First Supplemental Indenture and the
Securities.
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                              -7-



          IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

                              CONTINENTAL HOMES HOLDING CORP.


                              By: _______________________________
                              Name:
                              Title:




                              FIRST FIDELITY BANK, NATIONAL
                                ASSOCIATION, as Trustee


                              By: _______________________________
                              Name
                              Title: